UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - March 13, 2023

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

855 S. MINT STREET, CHARLOTTE, NC	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 627-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share*	HON	The Nasdaq Stock Market LLC
1.300% Senior Notes due 2023	HON 23A	The Nasdaq Stock Market LLC
0.000% Senior Notes due 2024	HON 24A	The Nasdaq Stock Market LLC
2.250% Senior Notes due 2028	HON 28A	The Nasdaq Stock Market LLC
0.750% Senior Notes due 2032	HON 32	The Nasdaq Stock Market LLC
4.125% Senior Notes due 2034	HON 34	The Nasdaq Stock Market LLC

*     The common stock is also listed on the London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2023, Mr. Vimal Kapur, age 57, was appointed to the Board of Directors (the “Board”) of Honeywell International Inc. (“Honeywell” or the “Company”). The appointment of Mr. Kapur to Honeywell’s Board is part of the Company’s Chief Executive Officer (“CEO”) succession plan announced today whereby Mr. Kapur will succeed Honeywell’s current Chairman and CEO, Mr. Darius Adamczyk, as CEO effective June 1, 2023 (the “Effective Date”). On that date, Mr. Adamczyk will cease to be CEO but remain as an employee of the Company in the capacity of Executive Chairman of the Board. Mr. Kapur is currently Honeywell’s President and Chief Operating Officer, a position he will continue to hold until he succeeds Mr. Adamczyk as CEO. Mr. Kapur will not serve on any of the Committees of the Board.

To facilitate the transition and enable continuity, the Company and Mr. Adamczyk have entered into a Letter Agreement, which will allow the Company to leverage Mr. Adamczyk’s expertise over a longer period of time. Pursuant to the Letter Agreement, during his service as Executive Chairman of the Board, Mr. Adamczyk will receive a base salary of $1,275,000, and will have a target annual incentive compensation opportunity of $1,933,750, with any paid bonus taking into account, on a pro-rated basis, Mr. Adamczyk’s period of service as CEO and his service as Executive Chairman of the Board in 2023. In the event Mr. Adamczyk serves in the Executive Chairman of the Board role for less than a full year in 2024 or in a subsequent year, Mr. Adamczyk’s annual incentive compensation payment will be pro-rated based on his actual period of service in that year. Mr. Adamczyk’s 2024 long-term incentive award will have a grant-date value of $9,000,000. In addition, he will be provided with health, welfare and fringe benefits consistent with those provided to the Company’s other senior executives generally and certain perquisites consistent with those provided to him while serving as CEO.

While Mr. Adamczyk serves as Executive Chairman of the Board, he will continue to be covered by the Company’s Severance Plan for Designated Officers, as amended and restated effective as of February 11, 2021 (the “Severance Plan”), provided that his severance protection under the Severance Plan will mirror the protection provided to the Company’s CEO but with his severance pay based on his compensation in the Executive Chairman role.

Beginning on such date not earlier than April 1, 2024 that the Board of Directors shall determine (the “Transition Date”), Mr. Adamczyk’s role will transition from Executive Chairman of the Board to Senior Advisor of the Company, and if requested by the Board, Mr. Adamczyk will resign from the Board on the Transition Date. To the extent Mr. Adamczyk continues to serve as Executive Chairman after December 31, 2024, both Mr. Adamczyk and the Board shall have the right to determine the Transition Date on 30 days’ notice to the other.

In the Senior Advisor role, Mr. Adamczyk will report to the Board and the CEO, provide advice on strategic and operational matters, and meet with key stakeholders at the Company’s request. Mr. Adamczyk will receive a base salary of $1,000,000 for the first year he serves as Senior Advisor, and thereafter, his base salary will be reduced to $60,000 per year. In addition, during his first year as Senior Advisor, Mr. Adamczyk will continue to be entitled to healthcare benefits consistent with those provided to the Company’s other senior executives generally. While serving as Senior Advisor, he will not be entitled to a target annual incentive compensation opportunity or long-term incentive award.

During his first five years in the Senior Advisor role, Mr. Adamczyk’s employment relationship will cease only upon his death, his resignation, or termination by the Company for Cause (as defined in the Severance Plan). Mr. Adamczyk will not be covered by the Severance Plan after the Transition Date.

Mr. Adamczyk will continue to remain subject to his existing non-compete and non-solicit restrictions until the third anniversary of the Transition Date.

In connection with his promotion to CEO and beginning on the Effective Date, Mr. Kapur will receive a base salary of $1,500,000 and shall have a target annual incentive compensation opportunity of 175% of base salary. As of the Effective Date, Mr. Kapur will receive a long-term incentive award with a grant date value equal to $4,140,000. His long-term incentive award in 2024 will have a target value of $13,000,000, with no less than 50% of the target value being in the form of three-year performance stock units issued pursuant to the performance plan. The size and terms of any future long-term incentive awards will be determined by the Board in the ordinary course, will reflect Company performance and Mr. Kapur’s performance and future career potential, and will be determined in a manner consistent with prior long-term incentive awards.

There are no arrangements or understandings between Mr. Kapur and any other persons pursuant to which he was appointed to the Board or as the Company’s CEO. There is no family relationship between Mr. Kapur and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Kapur that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01	Regulation FD Disclosure.

The Company issued the press release attached hereto as Exhibit 99.1 with respect to the matters set forth in Item 5.02 above and Item 8.01 below. The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 8.01	Other Events.

In addition, on March 14, 2023, the Company announced that Mr. Billal Hammoud, age 50, has been appointed to succeed Mr. Doug Wright as President and CEO of Honeywell Building Technologies (“HBT”), effective as of April 1, 2023. Mr. Wright will leave the Company to pursue another opportunity. Mr. Hammoud has served as President of Honeywell’s Smart Energy and Thermal Solutions business in Honeywell’s Performance Materials and Technologies segment (“PMT”) since 2021, and between 2014 and 2017, he served in PMT as Vice President and General Manager of Thermal Solutions and Vice President and General Manager of Combustion Controls. Between 2017 and 2021, Mr. Hammoud was President of ESAB Americas and Global Fabrication Solutions at Colfax. Mr. Hammoud earned his Bachelor of Science degree in Mechanical Engineering and MBA from Wayne State University.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

10.1	Letter Agreement dated March 13, 2023 from Honeywell International Inc. to Darius Adamczyk.

10.2	Offer Letter dated March 13, 2023 from Honeywell International Inc. to Vimal Kapur.

99.1	Press Release dated March 14, 2023, entitled “Honeywell Names 34-Year Honeywell Veteran Vimal Kapur To Succeed Darius Adamczyk As CEO On June 1, 2023; Kapur Elected To Company’s Board Of Directors; Adamczyk To Serve As Executive Chairman.”

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2023	HONEYWELL INTERNATIONAL INC.

	By:	/s/ Anne T. Madden
Anne T. Madden
Senior Vice President and General Counsel